                                                                   Exhibit 99.1




AUDITED FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

KeyCorp 401(k) Savings Plan

Years Ended December 31, 1999 and 1998
with Report of Independent Auditors


PLAN SPONSOR AND ADMINISTRATOR
KeyCorp
127 Public Square
Cleveland, Ohio  44114-1306
(216) 689-3000

                           KeyCorp 401(k) Savings Plan

             Audited Financial Statements and Supplemental Schedules

                           December 31, 1999 and 1998


                                    CONTENTS


Report of Independent Auditors..............................................................................      1

FINANCIAL STATEMENTS

Statements of Net Assets Available for Benefits.............................................................      2
Statements of Changes in Net Assets Available for Benefits..................................................      3
Notes to Financial Statements...............................................................................      4


SUPPLEMENTAL SCHEDULE

Schedule H, Line 4(i)--Schedule of Assets Held for
   Investment Purposes at End of Year.......................................................................     13
Schedule H, Line 4(j)--Schedule of Reportable Transactions...................................................    15

                         Report of Independent Auditors


Compensation and Organization Committee
KeyCorp


We have audited the accompanying statements of net assets available for benefits of the KeyCorp 401(k) Savings Plan as of December 31, 1999 and 1998, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the KeyCorp 401(k) Savings Plan at December 31, 1999 and 1998, and the changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes at end of year as of December 31, 1999, and reportable transactions for the year then ended, are presented for purpose of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


                                                    /s/ Ernst & Young LLP

Cleveland, Ohio
June 19, 2000

                           KeyCorp 401(k) Savings Plan

                 Statement of Net Assets Available for Benefits


                                                                                     DECEMBER 31
                                                                             1999                   1998
                                                                     ----------------------------------------------
 ASSETS
 Investments, at fair value:
    KeyCorp common stock (cost $407,272,933
      and $384,194,160)                                                $       627,079,760   $       916,305,856
    Interest in mutual funds and collective trusts                             655,226,397           632,415,734
      (cost $572,022,600 and $542,534,283)
    Loans to participants                                                       35,847,797            36,864,549
                                                                     ----------------------------------------------
 Total investments                                                           1,318,153,954         1,585,586,139

 Receivables:
    Contributions:
      Employer                                                                   1,072,450             1,417,660
      Participants                                                               1,143,639             1,918,870
    Interest and dividends                                                         501,950               496,601
    Other                                                                          498,745             1,353,208
                                                                     ----------------------------------------------
 Total receivables                                                               3,216,784             5,186,339
 Cash                                                                               47,952               600,910
                                                                     ----------------------------------------------
 Total assets                                                                1,321,418,690         1,591,373,388

 LIABILITIES
 ESOP indebtedness                                                              23,963,000            33,754,000
 Other liabilities                                                                 918,614             2,627,116
                                                                     ----------------------------------------------
 Total liabilities                                                              24,881,614            36,381,116
                                                                     ----------------------------------------------
 Net assets available for benefits                                     $     1,296,537,076   $     1,554,992,272
                                                                     ==============================================


  See notes to financial statements.

                           KeyCorp 401(k) Savings Plan

            Statement of Changes in Net Assets Available for Benefits


                                                                               YEAR ENDED DECEMBER 31
                                                                             1999                  1998
                                                                    ----------------------------------------------

ADDITIONS TO PLAN ASSETS ATTRIBUTED TO
Investment income:
   Common stock dividends                                             $        31,542,368    $        26,990,451
   Net investment gain from mutual                                             53,986,263             65,626,357
     funds and collective trusts
Net realized gain and unrealized appreciation                                  73,127,349             33,630,143
Interest on participant loans                                                   3,567,285              3,154,484
                                                                    ----------------------------------------------
                                                                              162,223,265            129,401,435

Contributions:
   Employer                                                                    37,588,868             39,898,479
   Participants                                                                57,337,890             60,265,919
                                                                    ----------------------------------------------
                                                                               94,926,758            100,164,398
                                                                    ----------------------------------------------
Total additions                                                               257,150,023            229,565,833

DEDUCTIONS FROM PLAN ASSETS ATTRIBUTED TO
Net realized loss and unrealized depreciation                                 343,449,117             99,402,296
Participant withdrawals                                                       169,193,248            148,418,899
Interest expense                                                                2,466,410              3,212,563
Administrative and other expenses                                                 496,444                586,355
                                                                    ----------------------------------------------
Total deductions                                                              515,605,219            251,620,113
                                                                    ----------------------------------------------
Changes in net assets                                                        (258,455,196)           (22,054,280)
Plan mergers                                                                                          13,378,949
Net assets at beginning of year                                             1,554,992,272          1,563,667,603
                                                                    ----------------------------------------------
Net assets at end of year                                             $     1,296,537,076    $     1,554,992,272
                                                                    ==============================================


See notes to financial statements.

                           KeyCorp 401(k) Savings Plan

                          Notes to Financial Statements

                 For the Years Ended December 31, 1999 and 1998


A.   DESCRIPTION OF THE PLAN

The following provides only general information regarding the KeyCorp 401(k) Savings Plan (the "Plan"). Participants should refer to the Plan Document or Summary Plan Description for a more complete description of the Plan's provisions.

The Plan is a defined contribution plan which contains two primary features. The portion of the Plan that is attributable to participant contributions is a cash or deferred arrangement authorized under Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code"). In addition, as authorized under the provisions of Section 4975(e)(7) of the Code, the Plan constitutes an employee stock ownership plan ("ESOP").

Regular full-time and part-time employees of a participating employer are eligible to participate in the Plan as of their first day of employment with KeyCorp (the "Plan Sponsor").

Participants make contributions to the Plan by means of payroll deferrals. Participants can elect to make contributions (pre-tax) from 1% to 10% of their compensation. KeyCorp matches the contributions dollar-for-dollar up to a maximum of 6% of compensation ("Matching Contribution") in the form of KeyCorp common stock. Matching Contributions of KeyCorp common stock are made either by releasing shares from the Plan's ESOP feature or by purchasing such shares in the open market.

In addition, in years of favorable corporate performance, KeyCorp may contribute to the Plan a profit sharing contribution in such amount as determined by the Board of Directors. Participants' contributions are currently limited to the maximum allowable amount under the Code.

A participant's interest in those Matching Contributions allocated to the participant's Plan Account becomes vested after completion of three years of vested service. Plan forfeitures may be used to reduce Matching Contributions, to resolve claims in respect to benefit payments, to offset administrative expenses of the Plan or to facilitate stock transactions required for Plan investment or distribution purposes.

For pre-tax contributions, participants may not withdraw amounts from their Plan account prior to attainment of age 59 1/2, separation from service, retirement, death or disability (subject to special grandfathered distribution provisions).

                           KeyCorp 401(k) Savings Plan

A    DESCRIPTION OF THE PLAN (CONTINUED)

The Plan includes a Loan Program, which enables Plan participants to borrow their vested Plan funds without incurring a taxable distribution from the Plan. Loans are available to participants on a uniform and nondiscriminatory basis and are limited to 50% of their vested Plan interest not to exceed $50,000. Upon termination, participants may receive a distribution of their Plan account balance in cash, or may elect to have their interest in the KeyCorp Stock Fund distributed in common stock of KeyCorp. Participants may leave their balance in the Plan if the balance is greater than $5,000. Upon retirement, the distribution of benefits to participants is made in either a lump sum payment or monthly cash installments at the participant's option.

KeyCorp has the right under the Plan to discontinue contributions at any time and terminate the Plan. In the event of termination of the Plan, the assets of the Plan will be distributed to the participants based on the amounts in their respective accounts.

B.   SIGNIFICANT ACCOUNTING POLICIES

The accounting records of the Plan are maintained on the accrual basis.

Investments are stated at aggregate fair value which is determined based on the closing price reported on the last business day of the Plan year as follows:

     KeyCorp Common Stock--Closing market price as quoted on the New York Stock Exchange as of December 31, 1999 and 1998.

     Mutual Funds--Closing price as quoted per the Wall Street Journal as of December 31, 1999 and 1998.

     Collective Trust Funds--Market values of units held in collective trust funds are determined daily by the trustee of the funds based on reported redemption values.

     Loan--In the opinion of the Plan Administrator, the outstanding balance approximates fair value.

The change in the difference between fair value and the cost of investments is reflected in the statements of changes in net assets available for benefits as a component of either (1) net realized gain and unrealized appreciation, or (2) net realized loss and unrealized depreciation.

                           KeyCorp 401(k) Savings Plan

B.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Purchases and sales of securities are reflected on a trade-date basis. Gains or losses on sale of KeyCorp Common Stock are based on the specific cost of investments sold. Gains or losses on sales of mutual funds and collective trust funds are based on the average cost per share or per unit at the time of the sale.

Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on the accrual basis.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

On January 15, 1998, KeyCorp announced a two-for-one stock split effected by means of a 100% stock dividend payable March 6, 1998, to shareholders of record as of February 18, 1998. All relevant common stock data in this report has been adjusted to reflect the split.

Certain amounts in the 1998 financial statements have been reclassified to conform to the 1999 presentation.

C.   PLAN AMENDMENTS

The Plan was operationally amended and restated as of July 1, 1998, to comply with the Small Business Job Protection Act of 1996, the Uniformed Servicing Employment and Re-employment Rights Act of 1994, Tax Payers Relief Act of 1997 and such other changes required by law or deemed advisable by management. In addition, effective July 1, 1998 the Plan was amended to provide for the employer match to be in the form of 100% KeyCorp common stock.

Effective November 1, 1999, the Plan introduced the Growth Fund, the Small Company Opportunity Fund and the International Growth Fund as new investment options.

Effective April 1, 1998, the Plan introduced the Convertible Securities Fund as a new investment option.

                           KeyCorp 401(k) Savings Plan

D.   INVESTMENTS

Key Trust Company of Ohio, N.A. ("Key Trust"), an affiliate of KeyCorp, serves as the trustee for certain assets of the Plan, with the balance of the assets held in trust by Wachovia Bank of North Carolina, N.A.

Upon enrollment, participants direct all of their participant contributions for investment in one of several funds in 5% increments. Plan participants have the option to invest in the KeyCorp Stock Fund and/or a combination of ten funds which hold mutual funds and/or collective investment trust funds: the Value Fund, the Balanced Fund, the Money Market Fund, the Intermediate Income Fund, the Stock Index Fund, the Special Value Fund, the Convertible Securities Fund, the Growth Fund, the Small Company Opportunity Fund and the International Growth Fund. With the exception of the previously mentioned 100% employer matching contributions that are invested in the KeyCorp Stock Fund, participants may reallocate amounts previously invested between investment funds on a daily basis. All of the above mentioned mutual funds and collective investment trust funds are sponsored by affiliates of KeyCorp.

                           KeyCorp 401(k) Savings Plan

During the years ended December 31, 1999 and 1998, the Plan's investments (including realized gains and losses on investments held for any portion of the Plan year) depreciated in fair market value $270,321,768 and $65,772,153, respectively as follows:

                                                              NET (DEPRECIATION)
                                                                 APPRECIATION
                                                                IN FAIR VALUE          FAIR VALUE AT
                                                                 DURING YEAR            END OF YEAR
                                                            ----------------------------------------------
Year ended December 31, 1999:
   Fair value as determined by quoted
     market price:
       KeyCorp Stock Fund                                      $    (274,045,658)    $      634,522,058
       Value Fund                                                     (2,939,481)           295,721,413
       Balanced Fund                                                  (3,338,804)            90,636,285
       Money Market Fund                                                                     78,461,586
       Intermediate Income Fund                                       (3,705,292)            52,517,437
       Stock Index Fund                                               14,869,386             95,970,525
       Special Value Fund                                             (1,730,911)            18,954,895
       Convertible Securities Fund                                       (10,493)             2,868,521
       Growth Fund                                                       208,886              6,876,157
       Small Company Opportunity Fund                                     52,534              1,098,493
       International Growth Fund                                         318,065              4,678,787
   Fair value as determined by trustee:
     Loan Fund                                                                               35,847,797
                                                            ----------------------------------------------
                                                               $    (270,321,768)    $    1,318,153,954
                                                            ==============================================
Year ended December 31, 1998:
   Fair value as determined by quoted
     market price:
       KeyCorp Stock Fund                                      $     (95,307,973)    $       921,831,574
       Value Fund                                                     17,968,078             299,874,076
       Balanced Fund                                                   6,193,456              94,044,263
       Money Market Fund                                                                      88,441,404
       Intermediate Income Fund                                        1,113,669              67,947,686
       Stock Index Fund                                                8,354,940              50,027,610
       Special Value Fund                                             (3,871,297)             24,389,145
       Convertible Securities Fund                                      (223,026)              2,165,832
   Fair value as determined by trustee:
     Loan Fund                                                                                36,864,549
                                                            ----------------------------------------------
                                                               $     (65,772,153)    $     1,585,586,139
                                                            ==============================================

                           KeyCorp 401(k) Savings Plan

D.   INVESTMENTS (CONTINUED)

The fair value of investments that represent 5% or more of the Plan's net assets at December 31, 1999 and 1998, are as follows:

                                                                                    1999                 1998
                                                                            --------------------------------------------

         KeyCorp Common Stock*                                                $     627,079,760    $      916,305,856
         Victory Value Fund                                                         295,721,413           299,874,076
         Stock Index Fund                                                            95,970,525
         Victory Balance Fund                                                        90,636,285            94,044,263
         Victory Institutional Money Market Fund                                     78,461,586            88,441,404

       *   Nonparticipant-directed.

Information about net assets and the significant components of changes in net assets related to the nonparticipant-directed investment is as follows:

                                                                                           DECEMBER 31
                                                                                    1999                 1998
                                                                            --------------------------------------------
         Net assets:
            KeyCorp Stock Fund                                                $     613,066,211    $      890,474,294
                                                                            ============================================


                                                                                      YEAR ENDED
                                                                                      DECEMBER 31,
                                                                                         1999
                                                                              -------------------------
Change in net assets:
   Contributions                                                                $        54,546,910
   Dividends and interest                                                                32,055,707
   Other receipts                                                                           462,984
   Net realized and unrealized depreciation in fair value                              (274,045,658)
   Distributions to participants                                                        (70,588,719)
   Transfers to participant-directed investments                                        (16,876,449)
   Administrative and other expenses                                                     (2,962,858)
                                                                              -------------------------

                                                                                $      (277,408,083)
                                                                              =========================

                          KeyCorp 401(k) Savings Plan

D.   INVESTMENTS (CONTINUED)

The total number of units and the net asset value per unit as of December 31, 1999 and 1998, are as follows:

                                                                              Net Asset Value
                                                            Number              Per Unit at
                                                           of Units             End of Year
                                                    ---------------------------------------------
Year ended December 31, 1999:
   KeyCorp Stock Fund*                                     12,208,182.858      $     49.24
   Value Fund                                              17,233,182.899            17.16
   Balanced Fund                                            6,414,457.290            14.13
   Money Market Fund                                        5,520,416.023            14.25
   Intermediate Income Fund                                 5,708,417.033             9.20
   Stock Index Fund                                           963,726.874            99.58
   Special Value Fund                                       1,452,482.502            13.05
   Convertible Securities Fund                                226,402.605            12.67
   Growth Fund                                                270,395.465            25.43
   International Growth Fund                                  259,212.641            18.05
   Small Company Opportunity Fund                              47,864.504            22.95

Year ended December 31, 1998:
   KeyCorp Stock Fund*                                     12,435,756.521      $     68.55
   Value Fund                                              17,214,355.655            17.42
   Balanced Fund                                            6,401,923.953            14.69
   Money Market Fund                                        6,606,523.111            13.56
   Intermediate Income Fund                                 6,947,616.140             9.78
   Stock Index Fund                                           101,331.532           493.70
   Special Value Fund                                       1,737,118.598            14.04
   Convertible Securities Fund                                173,128.044            12.51

         * Units disclosed include those units that have already been assigned to participants and may differ from assets per the "Statement of Changes in Net Assets" due to the Unallocated Fund and Forfeiture Fund for which units have not yet been assigned.

                           KeyCorp 401(k) Savings Plan

E.   INCOME TAX STATUS

The Internal Revenue Service has ruled that effective January 13, 1998, the Plan, as amended, qualified under Section 401(a) of the Internal Revenue Code and therefore, the related trust is not subject to tax under present income tax laws. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Sponsor has indicated that it will take the necessary steps, if any, to maintain the Plan's qualified status.

Participants will not be subject to income tax for contributions made on their behalf by KeyCorp nor on any money earned by the Plan and credited to their account until the participants withdraw all or a portion of their accumulative balance.

F.   EMPLOYEE STOCK OWNERSHIP PLAN

The Plan structure includes a leveraged ESOP. The Plan Sponsor loaned the proceeds of funds borrowed from several institutional investors to the ESOP. These funds were used to purchase shares of KeyCorp's Common Stock. The ESOP debt is secured by KeyCorp Common Stock held by the ESOP trustee. The ESOP will repay the loan from KeyCorp using corporate contributions made to the Plan on behalf of participants and dividends on the Common Stock acquired with the loans. The amount of dividends received on ESOP shares used for debt service totaled approximately $5,558,000 and $5,376,000 for 1999 and 1998, respectively.

The loan to the ESOP is subject to substantially similar terms as the borrowings from institutional investors. Under the terms of the loan agreement, the loan bears interest at 8.404%, and is due in annual installments commencing July 14, 1997, through July 14, 2001, subject to rate increases as described in the agreement.

The Common Stock of KeyCorp held by the ESOP was initially classified as unallocated by the Plan. Shares of common stock are allocated to participants as KeyCorp elects to make matching contributions from the ESOP. The allocation is made based on market value at the time of allocation. The related carrying value is determined based on the original purchase price. During the years ended December 31, 1999 and 1998, 665,615 and 631,366 shares of Common Stock, respectively, were allocated. At December 31, 1999 and 1998, 1,515,925 and 2,181,540 shares of Common Stock, respectively, were unallocated.

                           KeyCorp 401(k) Savings Plan

G.   TRANSACTIONS WITH PARTIES-IN-INTEREST

The Plan's trustee, Key Trust, is an affiliate of the Plan Sponsor. All investments and transactions are maintained and initiated by the trustee. During 1999 and 1998, the Plan received $31,542,368 and $26,981,294, respectively, in Common Stock dividends from shares of KeyCorp. The Plan invests in certain mutual funds and in certain collective investment funds from which the Plan received $53,439,315 and $64,497,405 in investment income and capital gains in 1999 and 1998, respectively. Key Asset Management Inc., an affiliate of the Plan Sponsor, is the investment advisor for these collective investment and mutual funds.

During the years ended December 31, 1999 and 1998, 2,314,159 and 1,594,064 shares of Common Stock of KeyCorp were purchased by the Plan for $65,678,51 and $61,837,801, respectively, and 1,470,935 and 1,015,086 shares of common stock of KeyCorp were sold by the Plan for $45,926,707 and $44,450,539, respectively.

                            SUPPLEMENTAL SCHEDULES

                           KeyCorp 401(k) Savings Plan

                        EIN: 34-6542451 Plan Number: 002

               Schedule H, Line 4(i)--Schedule of Assets Held for
                       Investment Purposes At End of Year

                                December 31, 1999


                                                                      NUMBER OF
                                                                       SHARES/                                CURRENT
                      DESCRIPTION OF ASSETS                           PAR VALUE             COST               VALUE
------------------------------------------------------------------------------------------------------------------------------

KEYCORP STOCK FUND
*KeyCorp Common Stock                                                    28,342,588    $    407,272,933   $      627,079,760
   DTF Short-Term Investment Fund                                         6,058,245           6,058,245            6,058,245
   Collective trust of Key Trust Company of Ohio, N.A.
   ** EB Money Market Fund                                                1,384,053           1,384,043            1,384,053
                                                                                     -----------------------------------------
Total KeyCorp Stock Fund                                                                    414,715,221          634,522,058

VALUE FUND
**Victory Value Fund                                                     17,233,183                              295,721,413

BALANCED FUND
**Victory Balanced Fund                                                   6,414,458                               90,636,285

MONEY MARKET FUND
**Victory Institutional Money
     Market Fund                                                         78,461,586                               78,461,586

INTERMEDIATE INCOME FUND
**Victory Intermediate Income Fund                                        5,708,417                               52,517,437

STOCK INDEX FUND
Collective trust of Key Trust Company of Ohio, N.A.
  **EB Equity Index Fund                                                    963,727                               95,970,525

SPECIAL VALUE FUND
**Victory Special Value Fund                                              1,452,482                               18,954,895

CONVERTIBLE SECURITIES FUND
**Victory Convertible Securities Fund                                       226,402                                2,868,521

GROWTH FUND
**Victory Growth Fund                                                       270,395                                6,876,157

                           KeyCorp 401(k) Savings Plan

                        EIN: 34-6542451 Plan Number: 002

               Schedule H, Line 4(i)--Schedule of Assets Held for
                Investment Purposes At End of Year (continued)




                                                                      NUMBER OF
                                                                       SHARES/                                CURRENT
                      DESCRIPTION OF ASSETS                           PAR VALUE             COST               VALUE
------------------------------------------------------------------------------------------------------------------------------

INTERNATIONAL GROWTH FUND
**Victory International Growth Fund                                         259,213                                4,678,787

SMALL COMPANY OPPORTUNITY FUND
**Victory Small Company Opportunity Fund                                     47,864                                1,098,493

LOAN FUND
*Loans to participants                                                   35,847,797                               35,847,797
                                                                                                        ----------------------

Total assets held for investment                                                                          $    1,318,153,954
                                                                                                        ======================


 * Denotes a party-in-interest investment.
** Denotes a party-in-interest investment, managed by KeyCorp's affiliate, Key
   Asset Management Inc.

                           KeyCorp 401(k) Savings Plan

                        EIN: 34-6542451 Plan Number: 002

           Schedule H, Line 4(j)--Schedule of Reportable Transactions

                          Year Ended December 31, 1999


                                                             Purchase                          Cost of
             Description                    Units              Price       Selling Price        Assets         Net Gain
-------------------------------------------------------------------------------------------------------------------------------

CATEGORY (iii) - SERIES OF TRANSACTIONS IN EXCESS OF 5 PERCENT OF PLAN ASSETS.
 * KEYCORP COMMON STOCK
      54 purchases                        2,314,159      $  65,678,517
      88 sales                            1,470,935                         $ 45,926,707     $ 20,837,521    $  25,089,186




The purchase price of securities acquired represented the fair value at the dates of the above transactions.

There were no category (i), (ii) or (iv) reportable transactions during 1999.

*     Denotes a party-in-interest investment.